U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: February 6, 2006



                           ECOLOCLEAN INDUSTRIES, INC.
             (Exact Name of registrant as specified in its Charter)




         Nevada                        0-33481                   65-1060612
------------------------         -------------------         -------------------
(State of Incorporation)         Commission File No.         Fed. Taxpayer I.D.


2242 South Highway 83, Crystal City, TX                            78839
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(Address of principal executive offices)                         (Zip Code)



Registrant's telephone number, (   830   )       374       -      9100
                               -----------  -------------      ----------





                     (Registrant's former name and address)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions below:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17CFR 240-14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240-13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement

         On February 6, 2006, the company entered into loan agreements with Crown Northern Way Capital, LLC., ("Crown") for debt financing totaling One Hundred Fifty ($150,000) Dollars. The loan is secured with a mortgage we granted on our Lafayette Louisiana real estate and Royis Ward, our President, pledged Two Million, two hundred and fifty thousand (2,250,000) shares of his personal Ecoloclean Industries common stock. Additionally, we granted Crown Seven Hundred Fifty (750,000) warrants to purchase our common stock at Twenty ($0.20) Cents per share, subject to adjustment. Copies of the forms of agreement are attached as exhibits.

Item 3.02         Unregistered Sales of Equity Securities

         We granted Crown Northern Way Capital, LLC. Seven Hundred Fifty (750,000) warrants to purchase our common shares at Twenty ($0.20) Cents per share, subject to adjustment.

         We believe the offer and sale of these securities qualifies for the securities transaction exemption permitted by Section 4(2) of the Securities Act of 1933, as amended, (the "Act"). These are restricted securities and may not be publicly resold without registration under the Act or an exemption from registration.

Item 9.01         Financial Statements and Exhibits

         (c)      Exhibits

         10.0     Secured Debenture

         10.1     Warrant to Purchase 750,000 Shares of Common Stock

         10.2     Pledge and Security Agreement


SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     ECOLOCLEAN INDUSTRIES, INC.

Dated: May 5, 2006
                                                      /s/ Royis Ward
                                                     ---------------------------
                                                     By: Royis Ward
                                                     Title: President